SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

 Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 12, 2000

                           SpectraSite Holdings, Inc.
                   ------------------------------------------
             (Exact name of Registrant as specified in its charter)

                                    Delaware
                              --------------------
         (State or other jurisdiction of incorporation or organization)



                               0-27217 56-2027322
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        (Commission File Number) (I.R.S. Employer Identification Number)


                            100 Regency Forest Drive
                           Cary, North Carolina 27511
               ------------------------------------ -------------
               (Address of principal executive offices) (Zip Code)


                                 (919) 468-0112
                             -----------------------
              (Registrant's telephone number, including area code)





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Item 5.           Other Events.

         On April 12, 2000, SpectraSite announced execution of a stock purchase agreement pursuant to which SpectraSite will acquire Lodestar Towers, Inc., a wholly owned subsidiary of LeBlanc & Royal Enterprises Inc., for approximately $170 million. Lodestar owns and operates 90 wireless towers and 10 broadcast towers, and manages an additional 139 wireless towers and 10 broadcast towers. Lodestar is also in the process of acquiring 27 multi-tenant towers and developing approximately 200 wireless towers. This acquisition is expected to close in the second quarter of 2000, subject to customary regulatory approvals. Copies of the stock purchase agreement and the press release announcing this transaction are being filed with this report as Exhibit 2.1 and Exhibit 99.1, respectively.

         On April 13, 2000, SpectraSite announced execution of a joint venture shareholders' agreement, pursuant to which SpectraSite and Transco (BG Group plc), the arm of BG Group plc which runs Britain's gas network, will jointly develop a tower business to support Europe's growing mobile communications industry. SpectraSite and Transco will each own 50% of the joint venture. Transco will transfer existing operational communications towers and industrial land suitable for construction of new towers into the joint venture, and SpectraSite will provide intellectual property and wireless network development skills. In addition, SpectraSite will contribute funds for future developments and possible acquisitions. Consummation of the joint venture is subject to satisfaction of a number of conditions.

         On April 13, 2000, SpectraSite also announced its acquisition of Ample Design Ltd. for approximately $19 million. Ample Design provides wireless network development services in the United Kingdom. SpectraSite expects to incorporate Ample Design into the Transco joint venture.

         Copies of the joint venture shareholders' agreement with Transco and the press release announcing both the joint venture and the acquisition of Ample Design are being filed with this report as Exhibit 2.2. and Exhibit 99.2, respectively.

Item 7.           Financial Statements and Exhibits.

                  (a)      Financial statements of business acquired.

                           None.

                  (b)      Pro forma financial information.

                           None.

                  (c)      Exhibits.

                           2.1 Stock Purchase Agreement, dated as of April 12, 2000, by and between SpectraSite Communications, Inc. and LeBlanc & Royale Enterprises Inc.

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




                           2.2 Joint Venture Shareholders' Agreement, dated as of April 13, 2000, by and among SpectraSite International, Inc., Transco Telecommunications Asset Development Company Limited and EVER 1267 Limited.

                           99.1     Press Release dated April 12, 2000.

                           99.2     Press Release dated April 13, 2000.

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





                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            SPECTRASITE HOLDINGS, INC.


         Dated: April 18, 2000              By:      /s/ Daniel I. Hunt
                                                     ---------------------------
                                                     Daniel I. Hunt
                                                     Vice President, Finance
                                                     and Administration





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